1 Unless otherwise specified, comparisons in this presentation are between 4Q23 and 4Q24. Fourth Quarter 2024 Financial and operating results for the period ended December 31, 2024 February 6, 2025

2 Certain statements made in this presentation should be considered forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These include statements about future results of operations and capital plans. We caution investors that these forward-looking statements are not guarantees of future performance, and actual results may differ materially. Investors should consider the important risks and uncertainties that may cause actual results to differ, including those included in our press release issued on February 6, 2025, our Quarterly Reports on Form 10-Q, our Annual Report on Form 10-K and other filings we make with the Securities and Exchange Commission. We assume no obligation to update this presentation, which speaks as of today’s date. Forward-Looking Statements This presentation contains financial measures that differ from the comparable measures under Generally Accepted Accounting Principles (GAAP). Reconciliations between those non-GAAP measures and the comparable GAAP measures are included in the Appendix, or on the page such measure is presented. While management believes the measures are useful to enhance understanding and comparability of our financial results, these non-GAAP measures should not be considered substitutes for the most directly comparable GAAP measures. Additional information concerning non-GAAP measures is included in our periodic filings with the Securities and Exchange Commission that are available in the “Investors – Financials – SEC Filings” section of CNO’s website, CNOinc.com. Non-GAAP Measures IMPORTANT LEGAL INFORMATION

3 OUR PURPOSE We secure the future of middle-income America. OUR MISSION We secure the future of middle-income America by providing insurance and financial services that help protect their health, income and retirement needs, while building enduring value for all our stakeholders.

4 1 A non-GAAP measure. See the Appendix for a reconciliation to the corresponding GAAP measure. Operational Highlights Financial Highlights YEAR IN REVIEW Exceptional full-year earnings and production results  Operating EPS1 of $3.97 up 28%, and up 40% excluding significant items – Strong underwriting and net investment income (NII) results – New money rate of 6.72% for 4Q24, the 8th consecutive quarter above 6% – Improved Operating return on equity1 (ROE) +200 bps in 2024  Capital and liquidity well above target levels; continued robust free cash flow generation  Issued $700 million in senior unsecured notes and $1.6 billion in FABN  Returned $349 million to shareholders, up 50%  Book value per diluted share excluding AOCI1 was $37.19, up 10%  10th consecutive quarter of strong sales momentum, growth in nearly all product categories – Total new annualized premiums (NAP) up 7%; Total Health NAP up 17% – Record Annuity collected premiums – Record Worksite insurance sales – Record client assets in brokerage and advisory  Total producing agent count (PAC) up 8%; 8th consecutive quarter of growth – Most productive sales year ever for the Consumer Division Bankers Life field force Comparisons are between full year 2024 and 2023 unless otherwise specified.

GROWTH SCORECARD

Record setting production in 2024

		2023		2024					Change	
		4Q	FY	1Q	2Q	3Q	4Q	FY	vs 4Q23	vs FY23
PRODUCTION	**New Annualized Premiums[1]**	**$96.1**	**$389.7**	**$104.5**	**$102.9**	**$99.4**	**$108.6**	**$415.4**	**13.0%**	**6.6%**
	Consumer	81.8	336.2	91.5	87.4	83.5	91.0	353.4	11.2%	5.1%
	Worksite	14.3	53.5	13.0	15.5	15.9	17.6	62.0	23.1%	15.9%
	Annuity Collected Premiums	**$438.3**	**$1,583.2**	**$393.3**	**$439.1**	**$465.1**	**$493.1**	**$1,790.6**	**12.5%**	**13.1%**
	Fee Revenue[2]	**$69.0**	**$177.6**	**$50.5**	**$32.0**	**$29.3**	**$78.7**	**$190.6**	**14.1%**	**7.3%**
	Policyholder and Client Assets	**$14,804**	--	**$15,169**	**$15,509**	**$16,012**	**$16,475**	--	**11.3%**	--
	Annuity Account Values	11,636	--	11,723	11,882	$12,081	$12,413	--	6.7%	--
	Client Assets in BD and Advisory[3]	3,168	--	3,446	3,627	3,931	4,062	--	28.2%	--
DISTRIBUTION	**Producing Agent Counts (PAC)**	**4,573**	--	**4,690**	**4,811**	**4,859**	**4,952**	--	**8.3%**	--
	Consumer	4,224	--	4,322	4,422	4,484	4,574	--	8.3%	--
	Worksite	349	--	368	389	375	378	--	8.3%	--
INVESTMENTS & CAPITAL	**Average Book Value of Investments & Cash**	**$27,649**	--	**$27,897**	**$28,577**	**$29,716**	**$30,399**	--	**9.9%**	--
	Average Yield on Allocated Investments	**4.68%**	**4.66%**	**4.70%**	**4.81%**	**4.81%**	**4.87%**	**4.80%**	**19 bps**	**14 bps**
	New Money Rate	6.92%	--	6.17%	6.41%	6.50%	6.72%	--	-20 bps	--
	Book Value per Diluted Share x AOCI[4]	**$33.94**	--	**$34.97**	**$36.00**	**$35.84**	**$37.19**	--	**9.6%**	--
	2-year CAGR	12.4%	--	11.2%	8.6%	6.0%	7.9%	--	--	--

(dollars in millions)

1 Measured as 100% of new life and health annualized premiums, except for single premium whole life deposits, which are measured at 10% of annualized premium.

2 Represents fee revenue from the sales of third-party insurance products; fees generated by our broker/dealer and registered investment advisor; fee revenue earned by Optavise.

3 Client assets include cash and securities in brokerage, broker/dealer customer account assets custodied directly at fund companies and insurance carriers, and assets under management in advisory accounts.

4 Excluding accumulated other comprehensive income (loss) (a non-GAAP measure). See the Appendix for a reconciliation to the corresponding GAAP measure.

CNO FINANCIAL GROUP 5

CONSUMER DIVISION UPDATE

Strong 2024; 9th consecutive quarter of sustained sales growth

Operational Highlights

- Life and Health NAP up 5%, up 11% vs 4Q23
  - Field agent NAP up 10%
- Health NAP up 18%, up 21% vs 4Q23
  - LTC NAP up 35%, Supplemental Health up 6%
- Medicare Supplement up 26%, Medicare Advantage (MA) policies sold up 14%
  - Great 4Q annual enrollment period; Med Supp up 44%, MA submitted applications up 39%
- Record Annuity collected premiums, up 13%;
  - 4Q24 second consecutive quarter for record Annuity collected premium
- Client assets in brokerage and advisory up 28% to a record $4.1B
  - New accounts up 13%, average account size up 14%

Distribution Highlights

- PAC up 8%, 8th consecutive quarter of growth
  - Full year improvement in recruiting, retention and productivity
- Continued disciplined and opportunistic approach to D2C advertising spend
- Technology enabling growth
  - NAP generated from web/digital channels 30% of total D2C
  - ~90% of MA submitted applications in 4Q24 completed via myHealthPolicy.com
  - Achieved nearly 80% instant decision rate on eligible Simplified Issue Life business moved to automated underwriting

Comparisons are between full year 2024 and 2023 unless otherwise specified.

CNO FINANCIAL GROUP 6

WORKSITE DIVISION UPDATE

Record year and 4Q for insurance sales; 11th consecutive quarter of NAP growth

Operational Highlights

- Life and Health NAP up 16%, up 23% vs 4Q23
- New products driving growth
  - Critical Illness product up 24%, up 54% vs 4Q23
  - Accident product up 13%, up 12% vs 4Q23
  - Hospital Indemnity product up 20%, up 3% vs 4Q23
- Fee sales[1] up 37%; up 12% vs 4Q23

Distribution Highlights

- PAC up 8%; Recruiting up 14%
  - 10th consecutive quarter of PAC growth
  - Solid productivity and retention
- Geographic expansion contributing 35% of NAP growth for the year and 38% for 4Q24
- NAP from new group clients up 78%

Comparisons are between full year 2024 and 2023 unless otherwise specified.
1 Fee sales represents the annualized value of fee-based services contracts executed in the quarter.

CNO FINANCIAL GROUP 7

FINANCIAL HIGHLIGHTS

Operating EPS[1] up ~40% for both the quarter and the year, excluding significant items

Earnings Results



Net operating earnings per share¹
Excluding significant items
$1.18
$0.95
$1.31
$1.34
$3.09
$2.72
$3.97
$3.80
4Q23
4Q24
FY2023
FY2024

	4Q23	4Q24	FY2023	FY2024
Net operating income[1]	$133.9	$138.0	$356.1	$429.3
Net operating income excluding significant items[1]	$107.5	$141.1	$312.8	$410.5
Weighted average shares outstanding (in millions)	113.7	105.2	115.1	108.1

Earnings Drivers

Fourth Quarter 2024

- Operating EPS[1] up 11%, up 41% excl. significant items
  - Continued strength in insurance product margin and NII allocated to products
  - NII not allocated to products benefited from Rialto dividend
  - Expense ratio excluding significant items was 18.3%
- Accelerated capital return, $92 million of share repurchases

Full Year 2024

- Operating EPS[1] up 28%, up 40% excl. significant items
  - Insurance product margin up 9% excl. significant items
  - NII allocated to products, benefiting from growing asset base and 14 bps improvement in yield
  - NII not allocated to products also benefited from improved alternative investment returns
  - Expense ratio excluding significant items was 19.2%
- Maintained robust capital position, bolstered by strong free cash flow generation
- $282 million of share repurchases, up 70%
- Operating ROE[1] of 11.9%, and 11.4% excluding significant items

(dollars in millions, except per share amounts)

1 A non-GAAP measure. See the Appendix for a reconciliation to the corresponding GAAP measure.

CNO FINANCIAL GROUP 8

INSURANCE PRODUCT MARGIN

Strong underwriting margin throughout 2024

Insurance Product Margin Excluding Significant Items[1]

	4Q23	1Q24	2Q24	3Q24	4Q24
Annuity	**$50.7**	**$52.0**	**$76.1**	**$54.9**	**$55.0**
Fixed Indexed Annuities	$41.5	$43.4	$49.9	$42.8	$43.5
Fixed Interest Annuities	$7.7	$7.6	$8.7	$7.3	$8.0
Other Annuities	$1.5	$1.0	$17.5	$4.8	$3.5
Health	**$124.1**	**$123.0**	**$135.9**	**$132.1**	**$134.0**
Supplemental Health	$66.5	$65.4	$65.1	$68.3	$70.8
Medicare Supplement	$31.9	$26.5	$35.5	$31.8	$29.4
Long-term Care	$25.7	$31.1	$35.3	$32.0	$33.8
Life	**$65.9**	**$54.6**	**$63.1**	**$64.0**	**$68.0**
Interest Sensitive Life	$25.0	$22.5	$23.9	$24.4	$23.3
Traditional Life	$40.9	$32.1	$39.2	$39.6	$44.7
Total Margin	**$240.7**	**$229.6**	**$275.1**	**$251.0**	**$257.0**

Highlights

Annuity margin

- Fixed Indexed Annuities – growth in the block, partially offset by higher amortization
- Other Annuities – favorable reserve releases due to higher mortality on closed block policies

Health margin

- Supplemental Health – growth in the block and favorable morbidity
- Medicare Supplement – higher morbidity, partially offset by growth in the block
- LTC – growth in the block and favorable morbidity

Life margin

- Traditional Life – growth in the block and lower nondeferrable advertising expense

(dollars in millions)

1 Excludes the following impacts from annual actuarial review. See the Appendix for a reconciliation to the corresponding GAAP measure.
4Q23: Annuity - $12.9 million, Health - $22.3 million, and Life - ($1.3) million
3Q24: Annuity - $36.2 million, Health - ($4.3) million, and Life ($0.7) million
4Q24: Health - ($3.9) million

CNO FINANCIAL GROUP

9

INVESTMENT RESULTS

Favorable net investment income comparison year-over-year

Investment Income Allocated to Product Lines



+7%
$300.0
$200.0
$100.0
$-
$242.5
$ 260.1
4Q 2023
4Q 2024

- Average yield on allocated investments of 4.87% vs. 4.68% in 4Q23
- Average net insurance liabilities[2] up 3%

Investment Income Not Allocated to Product Lines



+70%
$300.0
$200.0
$100.0
$-
$38.3
$65.3
4Q 2023
4Q 2024

- Investment income not allocated to product lines up $27 million, primarily due to Rialto investment dividend
- Alternative investment income met yield expectations
- Issued $450 million FABN in the quarter, and $1.6 billion for 2024

Total Net Investment Income[1]



+16%
$300.0
$200.0
$100.0
$-
$280.8
$325.4
4Q 2023
4Q 2024

- New money rate of 6.72%, compared to 6.50% in 3Q24 and 6.92% in 4Q23
- Average book value of invested assets up 10%; 10th consecutive quarter of book yield increase
- Earned yield of 5.16%, compared to 4.71% in 3Q24 and 4.49% in 4Q23

Annuity | Health | Life | Not allocated

(dollars in millions)

1 Reflects sum of allocated and non-allocated investment income. Refer to pages 15-18 of the financial supplement for more information on the components of net investment income.

2 Net insurance liabilities for the purpose of allocating investment income to product lines are equal to: (i) policyholder account balances for annuity products; (ii) total reserves before the fair value adjustments reflected in accumulated other comprehensive income (loss), if applicable, for all other products; less (iii) amounts related to reinsured business; (iv) deferred acquisition costs; (v) the present value of future profits; and (vi) the value of unexpired options credited to insurance liabilities.

CNO FINANCIAL GROUP

10

11 1 Fair Value as of 12/31/2024 PORTFOLIO COMPOSITION High-quality, liquid portfolio delivering strong and durable results Highlights General Approach IG Corporates, 39.3% CDs, 1.7% Non- Agency RMBS, 5.4% Mortgage Loans, 8.1% HY Corporates, 2.2% CMBS, 7.9% Municipals, 9.5% ABS, 5.3% Govts/Agency, 4.1% CLO, 3.5% Equities, 0.6% Other Invested Assets, 2.6% Alternatives, 2.5% Policy Loans, 0.5% Cash, 6.8% $29 Billion of Invested Assets1  High degree of liquidity: over 43% of portfolio in corporate and government bonds  Strong credit risk profile — Capital efficient: 96% rated NAIC 1 or 2 — Portfolio average rating A — CRE portfolio performing as expected  Positioned for stable performance across credit cycles  Focus on quality - margin against adverse development  Low impairments through multiple cycles  Embedded asset liability management  Opportunistic investments protect/grow book yield and core earnings power  Growth in AUM leverages increased book yield, resulting in higher net investment income

CAPITAL AND LIQUIDITY OVERVIEW

Capital and liquidity remain above target levels

Consolidated Risk Based Capital (RBC) Ratio[1]


384%
402%
383%
2022
2023
2024

- Target consolidated RBC ratio of approximately 375%
- RBC variability expected in periods of market volatility

Holding Company Liquidity


$167
$256
$372
2022
2023
2024

- Target minimum holding company liquidity of $150 million
- Liquidity backstopped by $250 million undrawn revolver
- Issued $700 million in senior unsecured notes in 2Q24, $500 million earmarked for repayment of May 2025 maturity
- Staggered debt maturities in 2029 and 2034

Debt to Capital[2]


23.4%
23.1%
32.1%
25.6%
2022
2023
2024

- Target leverage of 25% - 28%
- Reported result of 32.1%[2] includes $500 million note maturing May 2025, expected to be repaid with proceeds from the recent $700 million debt issuance. Excluding this note, debt to capital is 25.6%[2]
- Debt covenant ceiling of 35%
- $170 million in debt capacity to top of target leverage range, assuming repayment of 2025 Notes

Debt to capital[2] excluding $500 million note maturing May 2025

(dollars in millions)

1 The ratio of the combined capital of the insurance companies to the minimum amount of capital appropriate to support the overall business operations, as determined based on the methodology developed by the National Association of Insurance Commissioners.

2 Excluding accumulated other comprehensive income (loss) (a non-GAAP measure). See the Appendix for a reconciliation to the corresponding GAAP measure.

CNO FINANCIAL GROUP

12

13 Earnings Free Cash Flow / Excess Capital 2025 GUIDANCE Guidance excludes significant items  Improve run rate operating ROE by 150 basis points over the next three years  50 basis points of improvement in 2025 to a run rate Operating ROE of ~10.5%  $3.70 - $3.90 operating EPS  19.0% – 19.4% expense ratio  ~23% effective tax rate  $200 – $250 million excess cash flow to holding company  375% consolidated RBC ratio target  $150 million minimum holding company liquidity  25% – 28% target leverage

14 LEVERS TO DRIVE OPERATING ROE Combination of top and bottom line actions to improve Operating ROE over the long-term  Accelerating brokerage and advisory growth  Product introductions (both insurance and services)  New business terms, processing and underwriting  Optimize agent count and productivity  Increase synergies between field and D2C  Worksite Division geographic expansion and focus on new group development  Selective new independent distribution partnerships  Optimize capital structure  Optimize reinsurance, including Bermuda captive  Strategic asset allocation and minority investments  Expense discipline  Enhanced customer service capabilities  Technology platform modernization Products Distribution Investments & Capital Operational Efficiencies Operating ROE Improvement This list is a representative sample of initiatives under consideration and is not exhaustive.

15 4 5 3 2 1 Exclusive focus on underserved middle-income market Significant demographic tailwinds Diverse and integrated "last mile" in-person and virtual model Delivering growth while improving ROE Strong balance sheet and solid free cash flow generation WHY INVEST IN CNO

16 Questions and Answers

17  Cash Flow Profile Slide 18  Broker-Dealer/Registered Investment Advisor Slide 19  Expense Ratio Slide 20  Financial Results Seasonality Slide 21  New Money Rate Walk Slide 22  New Money Summary Slide 23  Commercial Mortgage Loans Slide 24  Commercial Mortgage-Backed Securities Slide 25  Long-Term Care Insurance Slide 26  Tax Asset Summary Slide 27 Appendix 1: Quarter in Review

18 1 Cash flows exclude acquisitions, dividend payments, stock repurchases, and financing transactions (dollars in millions) CASH FLOW PROFILE

BROKER-DEALER/REGISTERED INVESTMENT ADVISOR

Account values up 28% YoY; Record $4.1 billion in client assets

		2023	2024			
		4Q	1Q	2Q	3Q	4Q
Net New Client Assets in Brokerage and Advisory[1]	Brokerage	$ (1.0)	$ 10.5	$ 55.9	$ 36.6	$ 60.7
	Advisory	18.7	57.7	82.9	91.7	94.2
	Total	$ 17.7	$ 68.2	$ 138.8	$ 128.3	$ 154.9
Client Assets in Brokerage and Advisory[1] at end of period	Brokerage	$ 1,729.8	$ 1,855.6	$ 1,932.2	$ 2,058.5	$ 2,119.6
	Advisory	1,438.2	1,590.4	1,694.6	1,872.2	1,942.8
	Total	$ 3,168.0	$ 3,446.0	$ 3,626.8	$ 3,930.7	$ 4,062.4
Registered Agent Counts[2,3]	Total	708	710	718	722	726

1 Client assets include cash and securities in brokerage, broker/dealer customer account assets custodied directly at fund companies and insurance carriers, and assets under management in advisory accounts. Prior periods have been restated to conform with current presentation.

Bankers Life is the marketing brand of various affiliated companies of CNO Financial Group including, Bankers Life and Casualty Company, Bankers Life Securities, Inc., and Bankers Life Advisory Services, Inc. Non-affiliated insurance products are offered through Bankers Life General Agency, Inc. (dba BL General Insurance Agency, Inc., AK, AL, CA, NV, PA). Agents who are financial advisors are registered with Bankers Life Securities, Inc.

Securities and variable annuity products and services are offered by Bankers Life Securities, Inc. Member FINRA/SIPC, (dba BL Securities, Inc., AL, GA, IA, IL, MI, NV, PA). Advisory products and services are offered by Bankers Life Advisory Services, Inc. SEC Registered Investment Adviser (dba BL Advisory Services, Inc., AL, GA, IA, MT, NV, PA). Home Office: 303 East Wacker Drive, 5th Floor, Chicago, IL 60601.

2 Registered agents are dually licensed as insurance agents and financial representatives who can buy and sell securities for clients, and/or investment advisors who can provide ongoing investment advice for clients.

3 Representative counts represent the average of the last 3 months.

(dollars in millions)

CNO FINANCIAL GROUP

19

EXPENSE RATIO[1]

	2023				2024			
	1Q	2Q	3Q	4Q	1Q	2Q	3Q	4Q
Allocated & Non Allocated Expenses	$ 175.8	$ 170.6	$ 145.7	$ 158.6	$ 178.4	$ 172.1	$ 171.5	$ 165.1
Allocated & Non Allocated Expenses - YTD	175.8	346.4	492.1	650.7	178.4	350.5	522.0	687.1
Significant Items[2]	$ -	$ -	$ (21.7)	$ -	$ -	$ -	$ 2.9	$ -
Significant Items - YTD[2]	-	-	(21.7)	(21.7)	-	-	2.9	2.9
Allocated & Non Allocated Expenses Excluding Significant Items	$ 175.8	$ 170.6	$ 167.4	$ 158.6	$ 178.4	$ 172.1	$ 168.6	$ 165.1
Allocated & Non Allocated Expenses Excluding Significant Items - YTD	175.8	346.4	513.8	672.4	178.4	350.5	519.1	684.2
Policy Income and Net Investment Income Allocated to Products	$ 861.2	$ 866.4	$ 867.5	$ 868.2	$ 873.7	$ 893.8	$ 899.0	$ 903.7
Policy Income and Net Investment Income Allocated to Products - YTD	861.2	1,727.6	2,595.1	3,463.3	873.7	1,767.5	2,666.5	3,570.2
Expense Ratio excluding Significant Items	20.4%	19.7%	19.3%	18.3%	20.4%	19.3%	18.8%	18.3%
Expense Ratio excluding Significant Items - YTD	20.4%	20.1%	19.8%	19.4%	20.4%	19.8%	19.5%	19.2%
Rolling Twelve Months Ratio	19.7%	19.6%	19.6%	19.4%	19.4%	19.3%	19.2%	19.2%

(dollars in millions)

1 Expenses allocated to products plus not allocated to products, divided by the sum of insurance policy income and net investment income allocated to products. Results exclude significant items.
2 See pages 29-34 for a reconciliation of the significant items.

CNO FINANCIAL GROUP

20

FINANCIAL RESULTS SEASONALITY

	2025			
	1Q	2Q	3Q	4Q
Medicare Supplement Margin	Seasonally highest claims and surrenders			
Mortality	Seasonally highest mortality			
D2C Advertising	Traditionally highest advertising			Traditionally lowest advertising
Fee Income	~1/4 income	Near breakeven	Near breakeven	~3/4 income
Expenses	Quarterly trend to be similar to 2024			

(dollars in millions)

CNO FINANCIAL GROUP 21

22 NEW MONEY RATE WALK

23 4Q24 General Account New Money Purchases NEW MONEY SUMMARY (dollars in millions) $ % GAAP YTM Duration Residential Mortgage Loans 177.3 21.6% 6.76% 3.12 IG Corp AAA-A 113.6 13.9% 5.21% 9.62 RMBS 108.0 13.2% 4.84% 11.46 Municipals 92.4 11.3% 5.50% 9.39 Alternatives 91.8 11.2% 10.88% 2.12 Rated Notes 83.7 10.2% 8.67% 4.17 IG Corp BBB 47.4 5.8% 6.19% 10.56 CRE Loans 31.0 3.8% 5.72% 7.07 CLO Debt 28.0 3.4% 6.19% 2.65 ABS 25.9 3.2% 7.47% 2.76 CMBS 11.1 1.4% 5.94% 3.28 EM 6.9 0.8% 5.59% 12.85 HY Corp 2.4 0.3% 8.71% 0.12 Total 819.5 100.0% 6.72% 6.45 Residential Mortgage Loans 21.6% IG Corp AAA-A 13.9% RMBS 13.2% Municipals 11.3% Alternatives 11.2% Rated Notes 10.2% IG Corp BBB 5.8% CRE Loans 3.8% CLO Debt 3.4% ABS 3.2% CMBS 1.4% EM 0.8% HY Corp 0.3%

24 Our CRE loan portfolio emphasizes lower risk sectors Our CRE loan portfolio is conservatively margined with cushion for adverse development We emphasize stabilized cash flowing properties DSCR Our CRE loan portfolio is not significantly exposed to 2024/2025 maturity default risk (dollars in millions) % o f T ot al A U M LTV COMMERCIAL MORTGAGE LOANS M at ur iti es ($ m m ) High-performing portfolio with low delinquencies, result of consistent underwriting discipline Apartment $478.6 39% Industrial $328.4 26% Mixed Use $15.4 1% Office $113.1 9% Other $100.6 8% Retail $213.5 17% 41.2% 18.5% 20.6% 11.3% 3.4% 5.0% <40% 40%-50% 50%-60% 60%-70% 70%-80% >80% Prop Type Avg LTV (%) Apartment 46.5 Industrial 42.9 Mixed Use 46.9 Office 57.7 Other 25.7 Retail 42.6 49.8% 23.2% 17.7% 7.6% 1.6% 0.0% >2.0x 1.70x-2.00x 1.40x-1.70x 1.15x-1.40x 1.00x-1.15x <1.00x $9 $50 $73 $114 $81 2025 2026 2027 2028 2029

25 Source: NAIC Loss Scenario Our CMBS investments have significant structural cushion for collateral losses Our holdings have limited loss content in severe scenarios Change in CRE Values NAIC Scenarios BearBull Estimated Life of Portfolio CNO Principal Loss Our CMBS allocation is tilted toward lower risk property types Our CMBS allocation is highly rated - 94% AAA/AA/A categories 71% of our CMBS investments are considered ‘no-loss’ in 2025 NAIC scenario testing The composition in the 10% credit support bucket: 62% Freddie K, 30% SASB, 8% Conduit. Base Case Loss <50bps. % L os s Ab so rb in g Su bo rd in at io n in St ru ct ur e (dollars in millions) COMMERCIAL MORTGAGE-BACKED SECURITIES AAA, 71% AA, 12% A, 11% BBB, 3% BIG, 3% 8% 13% 25% 53% <10 10-15 15-30 >30 CNO Index Multifamily Office Other Industrial Retail Hotel 6.6 8.2 9.2 13.3 19.4 23.4 27.8 37.0 10% 6% -1% -10% -19% -24% -29% -40%

LONG-TERM CARE INSURANCE

Highly differentiated; prudently-managed in-force block

New sales (~$54 million annually) focused on short duration products

- Recent growth due to launch of new LTC Fundamental product
- 99.9% of new sales for policies with 2 years or less in benefits
- Average benefit period of 12 months

Reserve assumptions informed by historical experience

- No morbidity improvement
- No mortality improvement
- Minimal future rate increases

Favorable economic profile

- Total LTC is just 12.2% of overall CNO insurance liabilities
- Downside risk significantly reduced after 2018 reinsurance transaction
- Average maximum benefit at issuance is $164 per day for in-force block

Block highlights

- Less than 22% of policies have inflation benefits
- 2.2% of policies have lifetime benefits, the median benefit period is ~1 year, and the average non-lifetime benefit period is ~1.4 years
- Average attained age is 75.0 years

CNO FINANCIAL GROUP 26

27 Value of NOLs Details  Effective January 1, 2024, the Company changed its method of accounting for indirect costs allocable to self-constructed real estate assets. This tax method change will result in a current year deduction of certain costs previously capitalized under the prior method. As a result, the Company recognized a loss of $985 million in the first quarter of 2024 for tax reporting purposes.  In May 2024, the Internal Revenue Service ("IRS") changed the requirements as it relates to the above tax method accounting change. Previously this tax method accounting change was automatically accepted by the IRS, now the IRS requires companies to obtain approval. The Company requested approval for this method change in June 2024.  As disclosed in our June 30, 2024 and September 30, 2024 10-Q filings, the recharacterization of previously capitalized costs related to self- constructed assets to net operating losses was dependent on receiving IRS approval of our method change prior to December 31, 2024. As of year-end, we have not yet received IRS approval. GAAP accounting stipulates that absent formal approval; the net operating losses must be recharacterized to indirect cost allocable to self-constructed assets at December 31. We anticipate receiving IRS approval in the first quarter of 2025, at which time we can recharacterize the capitalized costs back to net operating losses. The recharacterization at year-end has no net financial statement impact.  Remaining non-life NOLs with expiration dates ranging from 2028 through 2035 are expected to be fully utilized and can offset 100% of non-life taxable income and 35% of life taxable income.  Total estimated economic value of tax assets related to our NOLs and tax strategy of approximately $190 million @ 10% discount rate ($1.82 on a per share basis). $281 (dollars in millions) $281 million / $2.70 per diluted share value of remaining NOLs TAX ASSET SUMMARY AS OF DECEMBER 31, 2024 Non-Life NOLs without Expiration Dates $9 Non-Life NOLs with Expiration Dates (2027-2035), $67 2024 Non-Life Tax Loss, $205

28 Appendix 2: Financial Exhibits Non-GAAP Financial Measures Slides 29 - 46

29 2024 SIGNIFICANT ITEMS The table below summarizes the financial impact of significant items on our 2024 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results. (dollars in millions, except per-share amounts) (a) Comprised of $27.3 million of the net favorable impact arising from our comprehensive annual actuarial review. (b) Comprised of $2.9 million of the unfavorable impact related to a fixed asset impairment. (c) A non-GAAP measure. See pages 37 and 38 for a reconciliation to the corresponding GAAP measure. Actual Results Significant Items Excluding significant items Insurance product margin Annuity 274.2$ (36.2)$ (a) 238.0$ Health 516.8 8.2 (a) 525.0 Life 249.0 0.7 (a) 249.7 Total insurance product margin 1,040.0 (27.3) 1,012.7 Allocated expenses (615.3) - (615.3) Income from insurance products 424.7 (27.3) 397.4 Fee income 30.0 - 30.0 Investment income not allocated to product lines 167.9 - 167.9 Expenses not allocated to product lines (71.8) 2.9 (b) (68.9) Operating earnings before taxes 550.8 (24.4) 526.4 Income tax (expense) benefit on operating income (121.5) 5.6 (115.9) Net operating income (c) 429.3$ (18.8)$ 410.5$ Net operating income per diluted share (c) 3.97$ (0.17)$ 3.80$ December 31, 2024 Year ended

30 (dollars in millions, except per-share amounts) The table below summarizes the financial impact of significant items on our 4Q24 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results. 4Q24 SIGNIFICANT ITEMS Insurance product margin Annuity 55.0$ -$ 55.0$ Health 130.1 3.9 (a) 134.0 Life 68.0 - 68.0 Total insurance product margin 253.1 3.9 257.0 Allocated expenses (146.1) - (146.1) Income from insurance products 107.0 3.9 110.9 Fee income 20.6 - 20.6 Investment income not allocated to product lines 65.3 - 65.3 Expenses not allocated to product lines (19.0) - (19.0) Operating earnings before taxes 173.9 3.9 177.8 Income tax (expense) benefit on operating income (35.9) (0.8) (36.7) Net operating income (b) 138.0$ 3.1$ 141.1$ Net operating income per diluted share (b) 1.31$ 0.03$ 1.34$ Three months ended December 31, 2024 Actual results Significant items Excluding significant items (a) Comprised of $3.9 millions of the unfavorable impact arising from our comprehensive annual actuarial review (b) A non-GAAP measure. See pages 37 and 38 for a reconciliation to the corresponding GAAP measure.

31 (dollars in millions, except per-share amounts) (a) Significant items impacting the health margin were revised from $8.2 million reported in September 30, 2024 to $4.3 million. (b) Impacts arising from our comprehensive annual actuarial review. (c) Unfavorable impact related to a fixed asset impairment. (d) A non-GAAP measure. See pages 37 and 38 for a reconciliation to the corresponding GAAP measure. The table below summarizes the financial impact of significant items on our 3Q24 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results. 3Q24 SIGNIFICANT ITEMS Insurance product margin Annuity 91.1$ (36.2)$ (b) 54.9$ Health 127.8 4.3 (b) 132.1 Life 63.3 0.7 (b) 64.0 Total insurance product margin 282.2 (31.2) 251.0 Allocated expenses (153.0) - (153.0) Income from insurance products 129.2 (31.2) 98.0 Fee income (2.7) - (2.7) Investment income not allocated to product lines 45.5 - 45.5 Expenses not allocated to product lines (18.5) 2.9 (c) (15.6) Operating earnings before taxes 153.5 (28.3) 125.2 Income tax (expense) benefit on operating income (34.3) 6.4 (27.9) Net operating income (d) 119.2$ (21.9)$ 97.3$ Net operating income per diluted share (d) 1.11$ (0.19)$ 0.92$ Three months ended September 30, 2024 Actual results Significant items (a) Excluding significant items

32 2023 SIGNIFICANT ITEMS The table below summarizes the financial impact of significant items on our 2023 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results. (dollars in millions, except per-share amounts) Actual Results Significant Items Excluding significant items Insurance product margin Annuity 235.0$ (12.9)$ (a) 222.1$ Health 494.3 (22.3) (a) 472.0 Life 229.7 1.3 (a) 231.0 Total insurance product margin 959.0 (33.9) 925.1 Allocated expenses (599.0) - (599.0) Income from insurance products 360.0 (33.9) 326.1 Fee income 31.0 - 31.0 Investment income not allocated to product lines 120.2 - 120.2 Expenses not allocated to product lines (51.7) (21.7) (b) (73.4) Operating earnings before taxes 459.5 (55.6) 403.9 Income tax (expense) benefit on operating income (103.4) 12.3 (91.1) Net operating income (c) 356.1$ (43.3)$ 312.8$ Net operating income per diluted share (c) 3.09$ (0.37)$ 2.72$ December 31, 2023 Year ended (a) Comprised of $33.9 million of net favorable impacts arising from our actuarial review. [4Q23] (b) Comprised of $21.7 million of legal recoveries, net of expenses and increased legal accruals. [3Q23] (c) A non-GAAP measure. See pages 37 and 38 for a reconciliation to the corresponding GAAP measure.

33 Insurance product margin Annuity 63.6$ (12.9)$ (a) 50.7$ Health 146.4 (22.3) (a) 124.1 Life 64.6 1.3 (a) 65.9 Total insurance product margin 274.6 (33.9) 240.7 Allocated expenses (138.8) - (138.8) Income from insurance products 135.8 (33.9) 101.9 Fee income 17.8 - 17.8 Investment income not allocated to product lines 38.3 - 38.3 Expenses not allocated to product lines (19.8) - (19.8) Operating earnings before taxes 172.1 (33.9) 138.2 Income tax (expense) benefit on operating income (38.2) 7.5 (30.7) Net operating income (b) 133.9$ (26.4)$ 107.5$ Net operating income per diluted share (b) 1.18$ (0.23)$ 0.95$ Three months ended December 31, 2023 Actual results Significant items Excluding significant items (dollars in millions, except per-share amounts) (a) Impacts arising from our comprehensive annual actuarial review. (b) A non-GAAP measure. See pages 37 and 38 for a reconciliation to the corresponding GAAP measure. The table below summarizes the financial impact of significant items on our 4Q23 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results. 4Q23 SIGNIFICANT ITEMS

34 Insurance product margin Annuity 57.0$ -$ 57.0$ Health 123.2 - 123.2 Life 59.8 - 59.8 Total insurance product margin 240.0 - 240.0 Allocated expenses (153.2) - (153.2) Income from insurance products 86.8 - 86.8 Fee income (2.9) - (2.9) Investment income not allocated to product lines 38.4 - 38.4 Expenses not allocated to product lines 7.5 (21.7) (a) (14.2) Operating earnings before taxes 129.8 (21.7) 108.1 Income tax (expense) benefit on operating income (28.5) 4.8 (23.7) Net operating income (b) 101.3$ (16.9)$ 84.4$ Net operating income per diluted share (b) 0.88$ (0.14)$ 0.74$ Three months ended September 30, 2023 Actual results Significant items Excluding significant items (dollars in millions, except per-share amounts) (a) Legal recoveries, net of expenses and increased legal accruals. (b) A non-GAAP measure. See pages 37 and 38 for a reconciliation to the corresponding GAAP measure. The table below summarizes the financial impact of significant items on our 3Q23 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results. 3Q23 SIGNIFICANT ITEMS

QUARTERLY EARNINGS

	4Q23	YTD 4Q23	1Q24	2Q24	3Q24	4Q24	YTD 4Q24
Insurance product margin							
Annuity	$ 63.6	$ 235.0	$ 52.0	$ 76.1	$ 91.1	$ 55.0	$ 274.2
Health	146.4	494.3	123.0	135.9	127.8	130.1	516.8
Life	64.6	229.7	54.6	63.1	63.3	68.0	249.0
Total insurance product margin	274.6	959.0	229.6	275.1	282.2	253.1	1,040.0
Allocated expenses	(138.8)	(599.0)	(161.6)	(154.6)	(153.0)	(146.1)	(615.3)
Income from insurance products	135.8	360.0	68.0	120.5	129.2	107.0	424.7
Fee income	17.8	31.0	11.3	0.8	(2.7)	20.6	30.0
Investment income not allocated to product lines	38.3	120.2	12.3	44.8	45.5	65.3	167.9
Expenses not allocated to product lines	(19.8)	(51.7)	(16.8)	(17.5)	(18.5)	(19.0)	(71.8)
Operating earnings before taxes	172.1	459.5	74.8	148.6	153.5	173.9	550.8
Income tax expense on operating income	(38.2)	(103.4)	(17.3)	(34.0)	(34.3)	(35.9)	(121.5)
Net operating income*	133.9	356.1	57.5	114.6	119.2	138.0	429.3
Net realized investment gains (losses) from sales, impairments and change in allowance for credit losses	1.4	(62.7)	(4.6)	(21.9)	(11.1)	(35.1)	(72.7)
Net change in market value of investments recognized in earnings	8.8	(6.3)	12.4	4.7	12.3	(6.6)	22.8
Changes in fair value of embedded derivative liabilities and market risk benefits	(124.6)	(29.9)	64.0	16.8	(127.1)	71.0	24.7
Fair value changes related to agent deferred compensation plan	(10.3)	(3.5)	-	3.5	(3.5)	6.6	6.6
Other	(1.3)	(0.3)	(0.4)	(1.1)	(13.1)	0.7	(13.9)
Non-operating income (loss) before taxes	(126.0)	(102.7)	71.4	2.0	(142.5)	36.6	(32.5)
Income tax (expense) benefit on non-operating income (loss)	28.4	23.1	(16.6)	(0.3)	32.6	(8.5)	7.2
Net non-operating income (loss)	(97.6)	(79.6)	54.8	1.7	(109.9)	28.1	(25.3)
Net income	$ 36.3	$ 276.5	$ 112.3	$ 116.3	$ 9.3	$ 166.1	$ 404.0

*Management believes that an analysis of net income applicable to common stock before: (i) net realized investment gains or losses from sales, impairments and the change in allowance for credit losses, net of taxes; (ii) net change in market value of investments recognized in earnings, net of taxes; (iii) changes in fair value of embedded derivative liabilities and market risk benefits related to our fixed indexed annuities, net of taxes; (iv) fair value changes related to the agent deferred compensation plan, net of taxes; (v) gains or losses related to material reinsurance transactions, net of taxes; (vi) loss on extinguishment of debt, net of taxes; (vii) changes in the valuation allowance for deferred tax assets and other tax items; and (viii) other non-operating items consisting primarily of earnings attributable to variable interest entities, net of taxes ("net operating income," a non-GAAP financial measure) is important to evaluate the financial performance of the company, and is a key measure commonly used in the life insurance industry. Management uses this measure to evaluate performance because the items excluded from net operating income can be affected by events that are unrelated to the company's underlying fundamentals. A reconciliation of net operating income to net income applicable to common stock is provided in the above table.

(dollars in millions)

CNO FINANCIAL GROUP 35

36 The following provides additional information regarding certain non-GAAP measures used in this presentation. A non-GAAP measure is a numerical measure of a company’s performance, financial position, or cash flows that excludes or includes amounts that are normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. While management believes these measures are useful to enhance understanding and comparability of our financial results, these non-GAAP measures should not be considered as substitutes for the most directly comparable GAAP measures. Additional information concerning non-GAAP measures is included in our periodic filings with the Securities and Exchange Commission that are available in the “Investors – SEC Filings” section of CNO’s website, www.CNOinc.com. Operating earnings measures Management believes that an analysis of net income applicable to common stock before: (i) net realized investment gains or losses from sales, impairments and change in allowance for credit losses, net of taxes; (ii) net change in market value of investments recognized in earnings, net of taxes; (iii) changes in fair value of embedded derivative liabilities and market risk benefits related to our fixed indexed annuities, net of taxes; (iv) fair value changes related to the agent deferred compensation plan, net of taxes; (v) gains or losses related to material reinsurance transactions, net of taxes; (vi) loss on extinguishment of debt, net of taxes; (vii) changes in the valuation allowance for deferred tax assets and other tax items; and (viii) other non-operating items consisting primarily of earnings attributable to variable interest entities, net of taxes (“net operating income,” a non-GAAP financial measure) is important to evaluate the financial performance of the company, and is a key measure commonly used in the life insurance industry. Management uses this measure to evaluate performance because the items excluded from net operating income can be affected by events that are unrelated to the company's underlying fundamentals. INFORMATION RELATED TO CERTAIN NON-GAAP FINANCIAL MEASURES

INFORMATION RELATED TO CERTAIN NON-GAAP FINANCIAL MEASURES

A reconciliation of net income applicable to common stock to net operating income (and related per-share amounts) is as follows:

	4Q23	YTD 4Q23	1Q24	2Q24	3Q24	4Q24	YTD 4Q24
Net income applicable to common stock	$ 36.3	$ 276.5	$ 112.3	$ 116.3	$ 9.3	$ 166.1	$ 404.0
Non-operating items:							
Net realized investment (gains) losses from sales and impairments	(1.4)	62.7	4.6	21.9	11.1	35.1	72.7
Net change in market value of investments recognized in earnings	(8.8)	6.3	(12.4)	(4.7)	(12.3)	6.6	(22.8)
Changes in fair value of embedded derivative liabilities and market risk benefits	124.6	29.9	(64.0)	(16.8)	127.1	(71.0)	(24.7)
Fair value changes related to the agent deferred compensation plan	10.3	3.5	-	(3.5)	3.5	(6.6)	(6.6)
Other	1.3	0.3	0.4	1.1	13.1	(0.7)	13.9
Non-operating (income) loss before taxes	126.0	102.7	(71.4)	(2.0)	142.5	(36.6)	32.5
Income tax expense (benefit) on non-operating income	(28.4)	(23.1)	16.6	0.3	(32.6)	8.5	(7.2)
Net non-operating (income) loss	97.6	79.6	(54.8)	(1.7)	109.9	(28.1)	25.3
Net operating income (a non-GAAP financial measure)	$ 133.9	$ 356.1	$ 57.5	$ 114.6	$ 119.2	$ 138.0	$ 429.3
Per diluted share:							
Net income	$ 0.32	$ 2.40	$ 1.01	$ 1.06	$ 0.09	$ 1.58	$ 3.74
Net realized investment (gains) losses from sales and impairments (net of taxes)	(0.01)	0.42	0.03	0.15	0.08	0.26	0.52
Net change in market value of investments recognized in earnings (net of taxes)	(0.06)	0.04	(0.08)	(0.03)	(0.09)	0.04	(0.16)
Changes in fair value of embedded derivative liabilities and market risk benefits (net of taxes)	0.85	0.20	(0.44)	(0.12)	0.91	(0.52)	(0.18)
Fair value changes related to the agent deferred compensation plan (net of taxes)	0.07	0.03	-	(0.02)	0.03	(0.05)	(0.05)
Other	0.01	-	-	0.01	0.09	-	0.10
Net operating income (a non-GAAP financial measure)	$ 1.18	$ 3.09	$ 0.52	$ 1.05	$ 1.11	$ 1.31	$ 3.97

(dollars in millions, except per-share amounts)

CNO FINANCIAL GROUP 37

38 A reconciliation of operating income and shares used to calculate basic and diluted operating earnings per share is as follows: (dollars in millions, except per-share amounts, and shares in thousands) INFORMATION RELATED TO CERTAIN NON-GAAP FINANCIAL MEASURES 4Q23 1Q24 2Q24 3Q24 4Q24 Operating income 133.9$ 57.5$ 114.6$ 119.2$ 138.0$ Weighted average shares outstanding for basic earnings per share 111,590 108,964 107,731 105,102 102,778 Effect of dilutive securities on weighted average shares: Employee benefit plans 2,067 1,881 1,527 2,029 2,452 Weighted average shares outstanding for diluted earnings per share 113,657 110,845 109,258 107,131 105,230 Net operating income per diluted share 1.18$ 0.52$ 1.05$ 1.11$ 1.31$

39 Book value per diluted share Book value per diluted share reflects the potential dilution that could occur if outstanding stock options were exercised, restricted stock and performance units were vested, and convertible securities were converted. The dilution from options, restricted shares and performance units is calculated using the treasury stock method. Under this method, we assume the proceeds from the exercise of the options (or the unrecognized compensation expense with respect to restricted stock and performance units) will be used to purchase shares of our common stock at the closing market price on the last day of the period. In addition, the calculation of this non-GAAP measure differs from the corresponding GAAP measure because accumulated other comprehensive income (loss) has been excluded from the value of capital used to determine this measure. Management believes this non-GAAP measure is useful because it removes the volatility that arises from changes in the unrealized appreciation (depreciation) of our investments. A reconciliation from book value per share to book value per diluted share, excluding accumulated other comprehensive income (loss) is as follows: (dollars in millions, except share and per-share amounts) INFORMATION RELATED TO CERTAIN NON-GAAP FINANCIAL MEASURES 4Q23 1Q24 2Q24 3Q24 4Q24 Total shareholders' equity 2,215.6$ 2,367.7$ 2,428.9$ 2,687.8$ 2,498.4$ Shares outstanding for the period 109,357,540 108,568,594 106,513,566 103,922,954 101,618,957 Book value per share 20.26$ 21.81$ 22.80$ 25.86$ 24.59$ Total shareholders' equity 2,215.6$ 2,367.7$ 2,428.9$ 2,687.8$ 2,498.4$ Accumulated other comprehensive loss (1,576.8) (1,480.3) (1,464.3) (1,116.0) (1,371.4) Adjusted shareholders' equity excluding AOCI 3,792.4$ 3,848.0$ 3,893.2$ 3,803.8$ 3,869.8$ Shares outstanding for the period 109,357,540 108,568,594 106,513,566 103,922,954 101,618,957 Dilutive common stock equivalents related to: Stock options, restricted stock and performance units 2,392,716 1,467,901 1,626,443 2,218,846 2,433,836 Diluted shares outstanding 111,750,256 110,036,495 108,140,009 106,141,800 104,052,793 Book value per diluted share (a non-GAAP measure) 33.94$ 34.97$ 36.00$ 35.84$ 37.19$

40 Operating return measures Management believes that an analysis of net income applicable to common stock before: (i) net realized investment gains or losses from sales, impairments and change in allowance for credit losses, net of taxes; (ii) net change in market value of investments recognized in earnings, net of taxes; (iii) changes in fair value of embedded derivative liabilities and market risk benefits related to our fixed indexed annuities, net of taxes; (iv) fair value changes related to the agent deferred compensation plan, net of taxes; (v) gains or losses related to material reinsurance transactions, net of taxes; (vi) loss on extinguishment of debt, net of taxes; (vii) changes in the valuation allowance for deferred tax assets and other tax items; and (viii) other non- operating items consisting primarily of earnings attributable to variable interest entities, net of taxes (“net operating income,” a non-GAAP financial measure) is important to evaluate the financial performance of the company, and is a key measure commonly used in the life insurance industry. Management uses this measure to evaluate performance because the items excluded from net operating income can be affected by events that are unrelated to the company's underlying fundamentals. Management also believes that an operating return, excluding significant items, is important as the impact of these items enhances the understanding of our operating results. This non-GAAP financial measure also differs from return on equity because accumulated other comprehensive income (loss) has been excluded from the value of equity used to determine this ratio. Management believes this non-GAAP financial measure is useful because it removes the volatility that arises from changes in accumulated other comprehensive income (loss). Such volatility is often caused by changes in the estimated fair value of our investment portfolio resulting from changes in general market interest rates rather than the business decisions made by management. In addition, our equity includes the value of significant net operating loss carryforwards (included in income tax assets). In accordance with GAAP, these assets are not discounted, and accordingly will not provide a return to shareholders (until after it is realized as a reduction to taxes that would otherwise be paid). Management believes that excluding this value from the equity component of this measure enhances the understanding of the effect these non-discounted assets have on operating returns and the comparability of these measures from period-to-period. Operating return measures are used in measuring the performance of our business units and are used as a basis for incentive compensation. INFORMATION RELATED TO CERTAIN NON-GAAP FINANCIAL MEASURES

41 The calculations of: (i) Operating return on equity as adjusted to exclude accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure); (ii) Operating return, excluding significant items, on equity as adjusted to exclude accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure); and (iii) return on equity are as follows: (dollars in millions) (Continued on next page) INFORMATION RELATED TO CERTAIN NON-GAAP FINANCIAL MEASURES 4Q23 1Q24 2Q24 3Q24 4Q24 Operating income 356.1$ 355.0$ 407.3$ 425.2$ 429.3$ Operating income, excluding significant items 312.8$ 311.7$ 364.0$ 380.0$ 410.5$ Net income 276.5$ 389.6$ 432.2$ 274.2$ 404.0$ Average common equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) 3,631.5$ 3,650.0$ 3,648.4$ 3,620.8$ 3,604.1$ Average common shareholders' equity 1,977.5$ 2,075.3$ 2,171.4$ 2,325.3$ 2,460.4$ Operating return on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) 9.8% 9.7% 11.2% 11.7% 11.9% Operating return, excluding significant items, on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) 8.6% 8.5% 10.0% 10.5% 11.4% Return on equity 14.0% 18.8% 19.9% 11.8% 16.4% Twelve Months Ended

42 The following summarizes: (i) operating earnings; (ii) significant items; (iii) operating earnings, excluding significant items; and (iv) net income (loss): (dollars in millions) (a) The significant items have been discussed in either the current or prior press releases. (Continued on next page) INFORMATION RELATED TO CERTAIN NON-GAAP FINANCIAL MEASURES Net operating income Significant items (a) Net operating income, excluding significant items Net operating income, excluding significant items - trailing four quarters Net income (loss) Net income - trailing four quarters 1Q23 58.6$ -$ 58.6$ 336.6$ (0.8)$ 446.4$ 2Q23 62.3 - 62.3 281.2 73.7 286.8 3Q23 101.3 (16.9) 84.4 287.7 167.3 278.2 4Q23 133.9 (26.4) 107.5 312.8 36.3 276.5 1Q24 57.5 - 57.5 311.7 112.3 389.6 2Q24 114.6 - 114.6 364.0 116.3 432.2 3Q24 119.2 (21.9) 97.3 376.9 9.3 274.2 4Q24 138.0 3.1 141.1 410.5 166.1 404.0

43 The calculations of: (i) operating return on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure); (ii) operating return, excluding significant item, on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non- GAAP financial measure); and (iii) return on equity are as follows: (dollars in millions) (Continued on next page) INFORMATION RELATED TO CERTAIN NON-GAAP FINANCIAL MEASURES 4Q23 1Q24 2Q24 3Q24 4Q24 Pre-tax operating earnings (a non-GAAP financial measure) 459.5$ 457.9$ 525.3$ 549.0$ 550.8$ Income tax expense (103.4) (102.9) (118.0) (123.8) (121.5) Operating return 356.1 355.0 407.3 425.2 429.3 Non-operating items: Net realized investment losses from sales and impairments (62.7) (54.6) (45.2) (36.2) (72.7) Net change in market value of investments recognized in earnings (6.3) 8.0 16.7 38.2 22.8 Changes in fair value of embedded derivative liabilities and market risk benefits (29.9) 99.2 65.6 (170.9) 24.7 Fair value changes and amendment related to the agent deferred compensation plan (3.5) (3.5) - (10.3) 6.6 Other (0.3) (3.0) (3.9) (15.9) (13.9) Non-operating income (loss) before taxes (102.7) 46.1 33.2 (195.1) (32.5) Income tax (expense) benefit on non-operating income (loss) 23.1 (11.5) (8.3) 44.1 7.2 Net non-operating income (loss) (79.6) 34.6 24.9 (151.0) (25.3) Net income 276.5$ 389.6$ 432.2$ 274.2$ 404.0$ Twelve Months Ended

44 A reconciliation of consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) to common shareholders’ equity, is as follows: (dollars in millions) 1Q22 2Q22 3Q22 4Q22 Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) 3,141.7$ 3,329.0$ 3,510.3$ 3,557.1$ Net operating loss carryforwards 238.2 214.7 190.9 169.0 Accumulated other comprehensive loss (561.5) (1,415.8) (1,837.8) (1,957.3) Common shareholders' equity 2,818.4$ 2,127.9$ 1,863.4$ 1,768.8$ 1Q23 2Q23 3Q23 4Q23 Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) 3,543.8$ 3,603.0$ 3,744.2$ 3,712.8$ Net operating loss carryforwards 152.4 126.3 102.6 79.6 Accumulated other comprehensive loss (1,664.4) (1,733.5) (1,956.7) (1,576.8) Common shareholders' equity 2,031.8$ 1,995.8$ 1,890.1$ 2,215.6$ 1Q24 2Q24 3Q24 4Q24 Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) 3,536.8$ 3,596.7$ 3,529.9$ 3,793.2$ Net operating loss carryforwards 311.2 296.5 273.9 76.6 Accumulated other comprehensive loss (1,480.3) (1,464.3) (1,116.0) (1,371.4) Common shareholders' equity 2,367.7$ 2,428.9$ 2,687.8$ 2,498.4$ INFORMATION RELATED TO CERTAIN NON-GAAP FINANCIAL MEASURES

45 A reconciliation of consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) to common shareholders’ equity, is as follows: (dollars in millions) INFORMATION RELATED TO CERTAIN NON-GAAP FINANCIAL MEASURES 4Q23 1Q24 2Q24 3Q24 4Q24 Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) 3,631.5$ 3,650.0$ 3,648.4$ 3,620.8$ 3,604.1$ Net operating loss carryforwards 126.4 135.1 176.2 218.9 240.0 Accumulated other comprehensive loss (1,780.4) (1,709.8) (1,653.2) (1,514.4) (1,383.7) Common shareholders' equity 1,977.5$ 2,075.3$ 2,171.4$ 2,325.3$ 2,460.4$ Trailing Four Quarter Average

46 Debt to capital ratio, excluding accumulated other comprehensive income (loss) The debt to capital ratio, excluding accumulated other comprehensive income (loss), differs from the debt to capital ratio because accumulated other comprehensive income (loss) has been excluded from the value of capital used to determine this measure. Management believes this non-GAAP financial measure is useful because it removes the volatility that arises from changes in accumulated other comprehensive income (loss). Such volatility is often caused by changes in the estimated fair value of our investment portfolio resulting from changes in general market interest rates rather than the business decisions made by management. A reconciliation of these ratios is as follows: (dollars in millions) INFORMATION RELATED TO CERTAIN NON-GAAP FINANCIAL MEASURES 2022 2023 2024 Corporate notes payable 1,138.8$ 1,140.5$ 1,833.5$ Total shareholders' equity 1,768.8 2,215.6 2,498.4 Total capital 2,907.6$ 3,356.1$ 4,331.9$ Corporate debt to capital 39.2% 34.0% 42.3% Corporate notes payable 1,138.8$ 1,140.5$ 1,833.5$ Total shareholders' equity 1,768.8 2,215.6 2,498.4 Less accumulated other comprehensive (income) loss 1,957.3 1,576.8 1,371.4 Total capital 4,864.9$ 4,932.9$ 5,703.3$ Debt to total capital ratio, excluding AOCI (a non-GAAP financial measure) 23.4% 23.1% 32.1% Corporate notes payable $1,833.5 Assumed repayment of 2025 notes, net of unamortized debt issuance costs (499.5) Adjusted corporate notes payable $1,334.0 Total shareholders' equity $2,498.4 Less accumulated other comprehensive loss 1,371.4 Loss on assumed extinguishment of debt (0.4) Adjusted shareholders' equity $3,869.4 Adjusted total capital $5,203.4 Debt to total capital ratio, excluding AOCI, as adjusted for the assumed repayment of the 2025 Notes (a non-GAAP financial measure) 25.6%